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                                  EXHIBIT 23.1
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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Paxson Communications Corporation of our report dated February 28, 1996 relating to the consolidated financial statements of Paxson Communications Corporation; our report dated July 17, 1995 relating to the financial statements of KZKI-TV (a division of Sandino Telecasters); our report dated August 21, 1995 relating to the financial statements of Paugus Television, Inc. (WGOT-TV); and our report dated October 11, 1995 relating to the financial statements of WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc., which appear in the Registration Statement on Form S-1 (Registration No. 333-473). We also consent to the application of our report dated February 28, 1996 relating to the consolidated financial statements of Paxson Communications Corporation to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of the Registration Statement on Form S-1 (Registration No. 333-473), which is incorporated by reference in this Registration Statement on Form S-1, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form S-1 (Registration No. 333-473) which is incorporated by reference in this Registration Statement on Form S-1.

Price Waterhouse LLP
Tampa, Florida
March 29, 1996